UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2006

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Clint Moore Road, Boca Raton, Florida		33487
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-322-4321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following former executive officers of Eclipsys Corporation departed as of January 5, 2005 as part of the action described in Item 8.01: John S. Cooper, Executive Vice President Sales; John S. Depierro, Executive Vice President Technology Solutions; and Russ J. Rudish, Executive Vice President Sales, Marketing & Customer Solutions.

Item 8.01 Other Events.

On January 6, 2006, Eclipsys Corporation issued a press release announcing organizational actions including streamlining its management team, restructuring its sales and customer relationship functions, and reducing headcount by approximately 100 persons. These steps are designed to increase the resources focused on client support and also contribute to improved financial performance by reducing the current level of operating costs. A copy of the press release is attached.

Item 9.01 Financial Statements and Exhibits.

See the attached exhibit schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

January 6, 2006	By:	Brian W. Copple

Name: Brian W. Copple
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Eclipsys Corporation on January 6, 2006 announcing organizational actions